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                                                                    EXHIBIT 23.1

                         [LETTERHEAD OF DIXON ODOM PLLC]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Crescent Financial Corporation
Cary, North Carolina

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Crescent Financial Corporation on Form S-4 of our report dated January 31, 2003, on our audits of the consolidated financial statements of Crescent Financial Corporation for the years ended December 31, 2002 and 2001. We also consent to the references to our firm under the caption "Experts."

/s/ Dixon Odom PLLC

Sanford, North Carolina
May 22, 2003